Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-207214 and 333-184445) on Form S-8 of our report dated June 15, 2021, relating to the financial statements as of December 31, 2020, which appears in this annual report on Form 11-K of Malvern Bank, National Association Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

June 29, 2022